Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

dated as of May 12, 2017

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

the GUARANTORS party hereto,

REGIONS BANK,

as Trustee, Registrar and Paying Agent

and

CREDIT SUISSE AG,

as Collateral agent

to the

INDENTURE

dated as of March 16, 2017

between

CHS/COMMUNITY HEALTH SYSTEMS, INC.

and

REGIONS BANK,

as Trustee, Registrar and Paying Agent

Additional $900,000,000 6.250% Senior Secured Notes due 2023

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of May 12, 2017, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), the GUARANTORS party hereto (the “Guarantors”), REGIONS BANK, an Alabama banking corporation (the “Trustee”), and CREDIT SUISSE AG, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture, dated as of March 16, 2017 (the “Base Indenture”) and a First Supplemental Indenture, dated as of March 16, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance on such date by the Issuer of $2,200,000,000 aggregate principal amount of the Issuer’s 6.250% Senior Secured Notes due 2023 (the “Initial Notes”);

WHEREAS, Section 2.1(a) of the First Supplemental Indenture provides, among other things, that the Issuer may issue, from time to time, in accordance with the provisions of the First Supplemental Indenture, Additional Notes having identical terms and conditions as the Initial Notes, other than, if applicable, the date from which interest will accrue;

WHEREAS, the Issuer has entered into that certain Underwriting Agreement, dated as of May 9, 2017, among the Issuer, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the underwriters, pursuant to which, among other things, on the date hereof, the Issuer is issuing $900,000,000 of 6.250% Senior Secured Notes due 2023 as Additional Notes (the “May 2017 Additional Notes”) as permitted by Section 2.1 of the First Supplemental Indenture;

WHEREAS, the Issuer intends by this Second Supplemental Indenture to create and provide for the issuance of the May 2017 Additional Notes as Additional Notes under the Indenture;

WHEREAS, pursuant to Section 9.1(7) of the First Supplemental Indenture, the Issuer, the Guarantors, the Trustee, and the Collateral Agent are authorized to execute and deliver this Second Supplemental Indenture to provide for the issuance of the Additional Notes under the Indenture without notice to or consent of any Holder; and

WHEREAS, all things necessary to make the May 2017 Additional Notes, when executed by the Issuer and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuer according to their terms, and all actions required to be taken by the Issuer under the Indenture to make this Second Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b) For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

MAY 2017 ADDITIONAL NOTES

Section 2.01 Creation of the May 2017 Additional Notes. In accordance with Section 2.1(a) of the First Supplemental Indenture, the Issuer hereby creates the May 2017 Additional Notes as Additional Notes under the Indenture. The May 2017 Additional Notes shall be issued initially in an aggregate principal amount of $900,000,000 on the date hereof and will be issued at an issue price of 101.75% of the principal amount thereof plus accrued and unpaid interest from March 16, 2017. Interest on the May 2017 Additional Notes shall accrue from March 16, 2017.

Section 2.02 The Notes. The May 2017 Additional Notes initially will be issued in the form of Global Notes as follows:

(a) certificate number 006 (CUSIP No. 12543D AY6 / ISIN US12543DA Y67) in the aggregate principal amount of $500,000,000;

(b) certificate number 007 (CUSIP No. 12543D AY6 / ISIN US12543DA Y67) in the aggregate principal amount of $400,000,000.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Ratification of the Base Indenture and the First Supplemental Indenture.

This Second Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Base Indenture and the First Supplemental Indenture are in all respects ratified and confirmed, and the Base Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.02 Trust Indenture Act Controls.

If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control. Each Guarantor in addition to performing its obligations under its Note Guarantee shall perform such other obligations as may be imposed upon it with respect to this Second Supplemental Indenture under the Trust Indenture Act.

Section 3.03 Notices.

All notices and other communications shall be given as provided in the First Supplemental Indenture.

Section 3.04 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND THE MAY 2017 ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05 Successors.

All agreements of the Issuer and each Guarantor in this Second Supplemental Indenture and the May 2017 Additional Notes shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this Second Supplemental Indenture shall bind their respective successors.

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Section 3.06 Multiple Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.07 Headings.

The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.08 Trustee Not Responsible for Recitals.

Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ISSUER: CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

COMMUNITY HEALTH SYSTEMS, INC.	CAROLINAS JV HOLDINGS GENERAL, LLC

ABILENE HOSPITAL, LLC	CAROLINAS JV HOLDINGS, L.P.

ABILENE MERGER, LLC	CENTRAL FLORIDA HMA HOLDINGS, LLC

AFFINITY HEALTH SYSTEMS, LLC	CENTRAL STATES HMA HOLDINGS, LLC

AFFINITY HOSPITAL, LLC	CHESTER HMA, LLC

AMORY HMA, LLC	CHESTNUT HILL HEALTH SYSTEM, LLC

CHHS HOLDINGS, LLC

BERWICK HOSPITAL COMPANY, LLC	CHHS HOSPITAL COMPANY, LLC

BILOXI H.M.A., LLC	CHS PENNSYLVANIA HOLDINGS, LLC

BIRMINGHAM HOLDINGS II, LLC	CHS TENNESSEE HOLDINGS, LLC

BIRMINGHAM HOLDINGS, LLC	CHS VIRGINIA HOLDINGS, LLC

BLUEFIELD HOLDINGS, LLC	CHS WASHINGTON HOLDINGS, LLC

BLUEFIELD HOSPITAL COMPANY, LLC	CITRUS HMA, LLC

BLUFFTON HEALTH SYSTEM LLC	CLARKSDALE HMA, LLC

BRANDON HMA, LLC	CLARKSVILLE HOLDINGS II, LLC

BREVARD HMA HOLDINGS, LLC	CLARKSVILLE HOLDINGS, LLC

BREVARD HMA HOSPITALS, LLC	CLEVELAND HOSPITAL COMPANY, LLC

BROWNWOOD HOSPITAL, L.P.	CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

BROWNWOOD MEDICAL CENTER, LLC	CLINTON HMA, LLC

BULLHEAD CITY HOSPITAL CORPORATION	COATESVILLE HOSPITAL CORPORATION

BULLHEAD CITY HOSPITAL INVESTMENT CORPORATION	COCKE COUNTY HMA, LLC

CAMPBELL COUNTY HMA, LLC	COLLEGE STATION HOSPITAL, L.P.

CARLISLE HMA, LLC	COLLEGE STATION MEDICAL CENTER, LLC

CARLSBAD MEDICAL CENTER, LLC	COLLEGE STATION MERGER, LLC

CAROLINAS HOLDINGS, LLC	COMMUNITY HEALTH INVESTMENT COMPANY, LLC

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Second Supplemental Indenture]

CP HOSPITAL GP, LLC	HEALTH MANAGEMENT ASSOCIATES, LP

CPLP, LLC	HEALTH MANAGEMENT GENERAL PARTNER I, LLC

CRESTWOOD HEALTHCARE, L.P.	HEALTH MANAGEMENT GENERAL PARTNER, LLC

CRESTWOOD HOSPITAL LP, LLC	HMA FENTRESS COUNTY GENERAL HOSPITAL, LLC

CRESTWOOD HOSPITAL, LLC	HMA HOSPITALS HOLDINGS, LP

CSMC, LLC	HMA SANTA ROSA MEDICAL CENTER, LLC

DEACONESS HOLDINGS, LLC	HMA SERVICES GP, LLC

DEACONESS HOSPITAL HOLDINGS, LLC	HMA-TRI HOLDINGS, LLC

DESERT HOSPITAL HOLDINGS, LLC	HOBBS MEDCO, LLC

DETAR HOSPITAL, LLC	HOSPITAL MANAGEMENT ASSOCIATES, LLC

DHFW HOLDINGS, LLC	HOSPITAL MANAGEMENT SERVICES OF FLORIDA, LP

DUKES HEALTH SYSTEM, LLC	HOSPITAL OF MORRISTOWN, LLC

DYERSBURG HOSPITAL COMPANY, LLC	JACKSON HMA, LLC

EMPORIA HOSPITAL CORPORATION	JACKSON HOSPITAL CORPORATION

FLORIDA HMA HOLDINGS, LLC	JEFFERSON COUNTY HMA, LLC

FOLEY HOSPITAL CORPORATION	JOURDANTON HOSPITAL CORPORATION

FORT SMITH HMA, LLC	KAY COUNTY HOSPITAL CORPORATION

FRANKFORT HEALTH PARTNER, INC.	KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC

FRANKLIN HOSPITAL CORPORATION	KENNETT HMA, LLC

GADSDEN REGIONAL MEDICAL CENTER, LLC	KEY WEST HMA, LLC

GAFFNEY H.M.A., LLC	KIRKSVILLE HOSPITAL COMPANY, LLC

GRANBURY HOSPITAL CORPORATION	KNOXVILLE HMA HOLDINGS, LLC

GRMC HOLDINGS, LLC	LAKEWAY HOSPITAL COMPANY, LLC

HALLMARK HEALTHCARE COMPANY, LLC	LANCASTER HOSPITAL CORPORATION

HEALTH MANAGEMENT ASSOCIATES, LLC	LAREDO TEXAS HOSPITAL COMPANY, L.P.

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Second Supplemental Indenture]

LAS CRUCES MEDICAL CENTER, LLC	NAVARRO REGIONAL, LLC

LEA REGIONAL HOSPITAL, LLC	NC-DSH, LLC

LEBANON HMA, LLC	NORTHAMPTON HOSPITAL COMPANY, LLC

LONGVIEW CLINIC OPERATIONS COMPANY, LLC	NORTHWEST ARKANSAS HOSPITALS, LLC

LONGVIEW MEDICAL CENTER, L.P.	NORTHWEST HOSPITAL, LLC

LONGVIEW MERGER, LLC	NOV HOLDINGS, LLC

LRH, LLC	NRH, LLC

LUTHERAN HEALTH NETWORK OF INDIANA, LLC	OAK HILL HOSPITAL CORPORATION

MADISON HMA, LLC	ORO VALLEY HOSPITAL, LLC

MARSHALL COUNTY HMA, LLC	PALMER-WASILLA HEALTH SYSTEM, LLC

MARTIN HOSPITAL COMPANY, LLC	PASCO REGIONAL MEDICAL CENTER, LLC

MARY BLACK HEALTH SYSTEM LLC	PENNSYLVANIA HOSPITAL COMPANY, LLC

PHOENIXVILLE HOSPITAL COMPANY, LLC

MCSA, L.L.C.	POPLAR BLUFF REGIONAL MEDICAL CENTER, LLC

MEDICAL CENTER OF BROWNWOOD, LLC	PORT CHARLOTTE HMA, LLC

POTTSTOWN HOSPITAL COMPANY, LLC

MERGER LEGACY HOLDINGS, LLC	PUNTA GORDA HMA, LLC

METRO KNOXVILLE HMA, LLC	QHG GEORGIA HOLDINGS II, LLC

MISSISSIPPI HMA HOLDINGS I, LLC	QHG GEORGIA HOLDINGS, INC.

MISSISSIPPI HMA HOLDINGS II, LLC	QHG GEORGIA, LP

MOBERLY HOSPITAL COMPANY, LLC	QHG OF BLUFFTON COMPANY, LLC

NAPLES HMA, LLC	QHG OF CLINTON COUNTY, INC.

NATCHEZ HOSPITAL COMPANY, LLC	QHG OF ENTERPRISE, INC.

NATIONAL HEALTHCARE OF LEESVILLE, INC.	QHG OF FORREST COUNTY, INC.

NAVARRO HOSPITAL, L.P.	QHG OF FORT WAYNE COMPANY, LLC

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Second Supplemental Indenture]

QHG OF HATTIESBURG, INC.	SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC

QHG OF SOUTH CAROLINA, INC.	SILOAM SPRINGS HOLDINGS, LLC

QHG OF SPARTANBURG, INC.	SOUTHEAST HMA HOLDINGS, LLC

QHG OF SPRINGDALE, INC.	SOUTHERN TEXAS MEDICAL CENTER, LLC

REGIONAL HOSPITAL OF LONGVIEW, LLC	SOUTHWEST FLORIDA HMA HOLDINGS, LLC

RIVER OAKS HOSPITAL, LLC	SPOKANE VALLEY WASHINGTON HOSPITAL COMPANY, LLC

RIVER REGION MEDICAL CORPORATION	SPOKANE WASHINGTON HOSPITAL COMPANY, LLC

ROCKLEDGE HMA, LLC	STATESVILLE HMA, LLC

ROH, LLC	TENNESSEE HMA HOLDINGS, LP

ROSWELL HOSPITAL CORPORATION	TENNYSON HOLDINGS, LLC

RUSTON HOSPITAL CORPORATION	TOMBALL TEXAS HOLDINGS, LLC

RUSTON LOUISIANA HOSPITAL COMPANY, LLC	TOMBALL TEXAS HOSPITAL COMPANY, LLC

SACMC, LLC	TRIAD HEALTHCARE, LLC

SALEM HOSPITAL CORPORATION	TRIAD HOLDINGS III, LLC

SAN ANGELO COMMUNITY MEDICAL CENTER, LLC	TRIAD HOLDINGS IV, LLC

SAN ANGELO MEDICAL, LLC	TRIAD HOLDINGS V, LLC

SCRANTON HOLDINGS, LLC	TRIAD NEVADA HOLDINGS, LLC

SCRANTON HOSPITAL COMPANY, LLC	TRIAD OF ALABAMA, LLC

SCRANTON QUINCY HOLDINGS, LLC	TRIAD-ARMC, LLC

SCRANTON QUINCY HOSPITAL COMPANY, LLC	TRIAD-EL DORADO, INC.

TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC

SEBRING HOSPITAL MANAGEMENT ASSOCIATES, LLC	TULLAHOMA HMA, LLC

SEMINOLE HMA, LLC	TUNKHANNOCK HOSPITAL COMPANY, LLC

SHARON PENNSYLVANIA HOLDINGS, LLC	VAN BUREN H.M.A., LLC

SHARON PENNSYLVANIA HOSPITAL COMPANY, LLC	VENICE HMA, LLC

SHELBYVILLE HOSPITAL COMPANY, LLC	VHC MEDICAL, LLC

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Second Supplemental Indenture]

VICKSBURG HEALTHCARE, LLC	WEST GROVE HOSPITAL COMPANY, LLC

VICTORIA HOSPITAL, LLC	WHMC, LLC

VICTORIA OF TEXAS, L.P.	WILKES-BARRE BEHAVIORAL HOSPITAL COMPANY, LLC

VIRGINIA HOSPITAL COMPANY, LLC	WILKES-BARRE HOLDINGS, LLC

WARREN OHIO HOSPITAL COMPANY, LLC	WILKES-BARRE HOSPITAL COMPANY, LLC

WOMEN & CHILDREN’S HOSPITAL, LLC

WEATHERFORD HOSPITAL CORPORATION	WOODLAND HEIGHTS MEDICAL CENTER, LLC

WEATHERFORD TEXAS HOSPITAL COMPANY, LLC	WOODWARD HEALTH SYSTEM, LLC

WEBB HOSPITAL CORPORATION	YAKIMA HMA, LLC

WEBB HOSPITAL HOLDINGS, LLC	YORK PENNSYLVANIA HOLDINGS, LLC

WESLEY HEALTH SYSTEM LLC	YORK PENNSYLVANIA HOSPITAL COMPANY, LLC

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above

[Signature Page to Second Supplemental Indenture]

TRUSTEE, REGISTRAR AND PAYING AGENT: REGIONS BANK

By:	/s/ Wallace Duke
Name: Wallace Duke
Title: Vice President & Trust Officer

COLLATERAL AGENT: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Robert Hetu

Name:	Robert Hetu

Title:	Authorized Signatory

By:	/s/ Warren Van Heyst

Name:	Warren Van Heyst

Title:	Authorized Signatory

[Signature Page to Second Supplemental Indenture]